JennisonDryden Portfolios
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


                                            December 1, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549



     Re:  Rule 24f-2 Notice for JennisonDryden Portfolios
          File Nos. 033-09269 and 811- 4864


     On behalf of JennisonDryden Portfolios enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.





                                        Very truly yours,
                                        /s/ M. Sadiq
                                   Peshimam
                                        M. Sadiq Peshimam
                                        Assistant Treasurer